UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

FERMAVIR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445
New York, New York 10170
(Address of Principal Executive Offices)

(212) 413-0802
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

On March 13, 2007, FermaVir Pharmaceuticals, Inc. (the “Company”) and Chris McGuigan entered into an Agreement of Termination which terminated a Repurchase Option Agreement dated as of March 16, 2006 pursuant to which Mr. McGuigan had granted to the Company an irrevocable, exclusive option (the “Company Option”) for a period of 120 days from a Trigger Event to repurchase up to 926,100 shares of Company common stock owned by Mr. McGuigan for the aggregate price of $114,000.  A Trigger Event is defined as the earlier of the Company’s abandonment of the development of the Licensed Subject Matter (as defined in the Repurchase Option Agreement) or December 31, 2006, unless on or before such date, Phase I Clinical Trials have commenced for a product utilizing the Licensed Subject Matter.

In addition, on March 13, 2007 each of Chris McGuigan, Erik DeClercq, Jan Balzarini (collectively, the “Holders”), the Company and FermaVir Research, Inc., the Company’s wholly-owned subsidiary, entered into an Agreement of Termination which terminated a Technology Acquisition Agreement dated as of March 16, 2006 pursuant to which the Company granted to the Holders an option (the “Acquisition Option”) to acquire for nominal consideration all of the rights granted to the Company pursuant to a license agreement dated February 2, 2005.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits.

10.1	Agreement of Termination by and between FermaVir Pharmaceuticals, Inc. and Chris McGuigan dated March 13, 2007.

10.2	Agreement of Termination by and between FermaVir Pharmaceuticals, Inc., FermaVir Research, Inc., Chris McGuigan, Erik DeClercq and Jan Balzarini dated as of March 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 15, 2007

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson, Ph.D.
Chief Executive Officer